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                                                                   EXHIBIT 16.2

December 4, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4(a) of Form 8-K for the event that occurred on November 27, 2001 to be filed by our former client, 5B Technologies Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Melville, New York